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                                                                    EXHIBIT 99.1

PRESSRELEASE


SCHWEITZER-MAUDUIT ANNOUNCES CONFERENCE CALL
TO DISCUSS SECOND QUARTER 2003 RESULTS

Alpharetta, GA, July 28/PRNewswire-FirstCall/ -- Schweitzer-Mauduit International, Inc. (NYSE: SWM) will issue a press release announcing the Company's second quarter 2003 results prior to the market opening on July 31, 2003. In conjunction with the earnings release, you are invited to listen to the Company's conference call that will be broadcast live over the Internet.

         What: Schweitzer-Mauduit International, Inc. Second Quarter Earnings Release

         When:             Thursday July 31, 2003 at 10:30 a.m. Eastern Time

         Where:            http://www.schweitzer-mauduit.com

         How: Live over the Internet - Simply log on to the Web at the address above and follow the instructions set out on the Home page or in the Investor Relations section.

                           To listen to the live call, please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available at the Web site for approximately 90 days.

Schweitzer-Mauduit International, Inc. is a diversified producer of premium specialty papers and the world's largest supplier of fine papers to the tobacco industry. It also manufactures specialty papers for use in alkaline batteries, vacuum cleaner bags, overlay products, business forms and printing and packaging applications. Schweitzer-Mauduit and its subsidiaries conduct business in over 90 countries and employ 3,300 people worldwide, with operations in the United States, France, Brazil and Canada.

Contact:          Bill Foust                Paul Roberts
                  770-569-4203              770-569-4277

(Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com.)

SOURCE:  Schweitzer-Mauduit International, Inc.